As filed with the Securities and Exchange Commission November 3, 2003
                                          Registration Statement No. 333-______

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             -----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

                               INFOCROSSING, INC.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                  Delaware                              13-325-2333
      ---------------------------------             -------------------
        (State or Other Jurisdiction                 (I.R.S. Employer
      of Incorporation or Organization)             Identification No.)

                            2 Christie Heights Street
                                Leonia, NJ 07605
                  --------------------------------------------
                    (Address of Principal Executive Offices)

                 2002 STOCK OPTION AND STOCK APPRECIATION RIGHTS
                           PLAN OF INFOCROSSING, INC.
               ---------------------------------------------------
                            (Full Title of the Plan)

                                  Zach Lonstein
                             Chief Executive Officer
                               Infocrossing, Inc.
                            2 Christie Heights Street
                                Leonia, NJ 07605
                     ---------------------------------------
                     (Name and Address of Agent for Service)

                                 (201) 840-4700
          -------------------------------------------------------------
          (Telephone Number, Including Area Code, of Agent For Service)

                                                 CALCULATION OF REGISTRATION FEE
================================================================================================================================

--------------------------------- ----------------------- ----------------------- ---------------------- -----------------------
                                                             Proposed Maximum       Proposed Maximum           Amount of
   Title of Securities to be           Amount to be           Offering Price            Aggregate           Registration Fee
           Registered                 Registered (1)            Per Share            Offering Price
--------------------------------- ----------------------- ----------------------- ---------------------- -----------------------
Common Stock, $.01 par value
per share                            1,000,000 shares           $   9.25 (2)          $9,250,000 (2)           $ 748.33
================================= ======================= ======================= ====================== =======================


(1) Plus, in accordance with Rule 416(c) of the Securities Act of 1933, as amended (the "Securities Act"), such indeterminate number of shares as may become subject to options under the Infocrossing, Inc. 2002 Stock Option and Stock Appreciation Rights Plan (the "Plan") as a result of the adjustment provisions therein.

(2) Estimated solely for the purpose of determining the amount of the registration fee and, pursuant to Rules 457(c) and 457(h) of the Securities Act, based upon the average of the bid and asked prices of the Common Stock reported by the National Association of Securities Dealers, Inc. on October 24, 2003.

This registration statement on Form S-8 is filed to register 1,000,000 shares of the common stock of Infocrossing, Inc., par value $0.01 per share, that have been authorized for issuance under the Plan. On June 25, 2002, the shareholders of Infocrossing, Inc. approved a resolution to adopt the Plan and to set the number of authorized shares of the Company's common stock issuable thereunder to 1,000,000.

Approximate date of commencement of proposed sale to the public: The common stock obtained upon the exercise of options issued pursuant to the Plan may be offered and sold by the holders thereof from time to time after the effectiveness of this Registration Statement.

The Registrant's Proxy Statement for the Annual Meeting held June 25, 2002, Annual Report on Form 10-K for December 31, 2002 and the Quarterly Reports for March 31, 2003 amd June 30, 2003 are included herein by reference.

The contents of Registration Statements Nos. 33-89160, 33-31875 and 333-86601 are incorporated herein by reference.

Exhibits.

     5.      Opinion of Robinson & Cole LLP regarding legality (filed herewith).

     23(a).  Consent of Ernst & Young, LLP (filed herewith).

     23(b).  Consent of Robinson & Cole LLP (contained in Exhibit 5).

     24.     Power of Attorney (filed herewith as part of the Signature Page).

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Leonia, State of New Jersey, on this 30th day of October, 2003.

                                                 INFOCROSSING, INC.


                                               By:           /s/
                                                  ----------------------------
                                                     Zach Lonstein,
                                                     Chief Executive Officer &
                                                     Chairman of the Board



                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Zach Lonstein his or her true and lawful attorney-in-fact and agent, acting alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, acting alone, full power and authority to do and perform to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, acting alone, or his substitute or substitutes may lawfully do and cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on October 30, 2003 in the capacities indicated.


Signature                        Title

                                 Chief Executive Officer &
           /s/                   Chairman of the Board of Directors
---------------------------
Zach Lonstein

                                 President & Chief Operating Officer
           /s/                   and a Director
---------------------------
Robert B. Wallach


           /s/                   Senior Vice President of Finance
---------------------------
William J. McHale


           /s/                   Director
---------------------------
Peter J. DaPuzzo


           /s/                   Director
---------------------------
Kathleen A. Perone


           /s/                   Director
---------------------------
Michael B. Targoff

                                INDEX TO EXHIBITS


EXHIBIT NO.       EXHIBIT                               PAGE NO.

5.                Opinion of Robinson & Cole LLP
                  regarding legality.                   7

23(a).            Consent of Ernst & Young, LLP.        8

23(b).            Consent of Robinson & Cole LLP.       Contained in Exhibit 5

24.               Power of Attorney.                    Filed as part of the
                                                        Signature Page